EXHIBIT 99.26

From: Robert L. Chapman, Jr.
Sent: Thursday, April 09, 2009 3:30 PM
To: 'Michael W. Klinger'
Subject: EDCI Holdings (EDCI): Personnel: CFO Michael Klinger: Separation Agreement

April 9, 2009

Mike,

Thank you for accepting EDCI/EDC’s offer as described below in my 11:33 a.m. PST E-mail. I shall have the MWK Separation Agreement documented immediately, with the goal of both our signatures obtained before 12:00 Noon PST/3:00 p.m. EST tomorrow, Friday, April 10, 2009.

RLCjr